Exhibit 99.1

FOR YOUR INFORMATION:	RE:	Speizman Industries, Inc. 701 Griffith Road Charlotte, NC 28217 NASDAQ SmallCap: SPZN

AT THE COMPANY Paul R.M. Demmink Chief Financial Officer (704) 559 - 5777		AT FRB | WEBER SHANDWICK Marilynn Meek, General Info. - (212) 445-8451 Susan Garland, Analyst Info. - (212) 445-8458 Suzie Pileggi, Media Info. - (212) 445-8170

FOR IMMEDIATE RELEASE: May 20, 2003

SPEIZMAN INDUSTRIES COMMENTS ON POSSIBLE
NASDAQ NATIONAL SMALLCAP DELISTING

Speizman Makes Plans for Possible Listing on OTC Bulletin Board

CHARLOTTE, NC, May 20, 2003 – Speizman Industries, Inc. (NASDAQ SmallCap: SPZN) reported today on May 13, 2003, the Company received a NASDAQ Staff Determination that on May 12, 2003, the Company had not regained compliance with Marketplace Rule 4310(c)(4) (minimum $1.00 closing bid price per share) and therefore, the Company’s securities would be delisted from The NASDAQ SmallCap Market at the opening of business on May 22, 2003.

On February 14, 2002, Staff notified the Company that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive trading days, and, as a result, did not comply with Marketplace Rule 4310(c)(4) (the “Rule”).  Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until August 13, 2002, to regain compliance with the Rule.

On August 14, 2002, given that the Company met the initial inclusion requirements of The NASDAQ SmallCap Market under Marketplace Rule 4310(c)(2)(A), Staff notified the Company that it would be provided an additional 180 calendar day compliance period, or until February 10, 2003, to demonstrate compliance.  On March 19, 2003, given that the Company met the initial inclusion requirements under Marketplace Rule 4310(c)(2)(A), Staff notified the Company that it would be provided an additional 90 calendar day compliance period, or until May 12, 2003, to demonstrate compliance.

The Company has requested a hearing before a NASDAQ Listing Qualification Panel to review the Staff determination.  A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision.  There can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ SmallCap Market.  Should the Company not be successful, the Company’s securities may be eligible for quotation on the OTC Bulletin Board.

Speizman Industries is a leader in the sale and distribution of specialized industrial machinery, parts and equipment.  The Company acts as exclusive distributor in the United States, Canada, and Mexico for leading Italian manufacturers of textile equipment and is a leading distributor in the United States of industrial laundry equipment representing several United States manufacturers.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on currently available information and represent the beliefs of the management of the Company.  These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause the results of Speizman Industries to be materially different from any future results expressed or implied by such forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following:  decreased demand for the Company’s products and services, currency fluctuations, industry condition, liquidity challenges, and other factors many of which are outside the Company’s control.  Please refer to the Company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks and uncertainties that could cause the Company’s results to differ materially.  The Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements

For additional information on Speizman Industries, please visit the Company's web site at www.speizman.com. To receive Speizman Industries' latest news release and other corporatedocuments, please contact Gail Gormly at 1-704-559-5777 or email ggormly@speizman.com.

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